SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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The Talbots, Inc.

(Name of Registrant as Specified In Its Charter)

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April 22, 2003

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2003

Dear Shareholder:

      It is a pleasure for us to extend to you a cordial invitation to attend the 2003 Annual Meeting of Shareholders of The Talbots, Inc. to be held at 10:00 a.m. on Thursday, May 22, 2003 at the World Trade Center Boston, 200 Seaport Boulevard, Boston, Massachusetts. The Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

      Your vote at the Annual Meeting is important to Talbots and we ask you to vote your shares by following the voting instructions in the enclosed proxy.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

ARNOLD B. ZETCHER
Chairman, President and Chief
Executive Officer

ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2003
PROXY STATEMENT
GENERAL
ITEM 1. ELECTION OF DIRECTORS
Report of the Audit Committee
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
SUMMARY OF EXISTING EQUITY COMPENSATION PLANS
PENSION PLAN TABLE($)
Report on Compensation of Executive Officers
Comparison of Year-End Cumulative Total Return of Talbots, S&P 500 Stock Index and Dow Jones US Retailers Index
BENEFICIAL OWNERSHIP OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2. APPROVAL OF THE ADOPTION OF THE 2003 EXECUTIVE STOCK BASED INCENTIVE PLAN
ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
OTHER MATTERS
The Talbots, Inc. 2003 Executive Stock Based Incentive Plan

THE TALBOTS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2003

To Talbots Shareholders:

      The Annual Meeting of Shareholders of The Talbots, Inc. will be held at the World Trade Center Boston, 200 Seaport Boulevard, Boston, Massachusetts, on Thursday, May 22, 2003, at 10:00 a.m., for the following purposes:

1.	To elect eight directors.

2.	To approve the adoption of the 2003 Executive Stock Based Incentive Plan.

3.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2003 fiscal year.

4.	To act upon such other business as may properly come before the Annual Meeting.

      Shareholders of record at the close of business on April 3, 2003 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors,

RICHARD T. O’CONNELL, JR.
Secretary

April 22, 2003

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

THE TALBOTS, INC.

One Talbots Drive
Hingham, Massachusetts 02043
www.talbots.com

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2003

PROXY STATEMENT

      This Proxy Statement is being furnished to the shareholders of The Talbots, Inc. (the “Company” or “Talbots”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, May 22, 2003, at 10:00 a.m., at the World Trade Center Boston, 200 Seaport Boulevard, Boston, Massachusetts and at any postponement or adjournment (the “Annual Meeting”). At the Annual Meeting, shareholders are being asked to vote on (1) the election of eight directors, (2) the approval of the adoption of the 2003 Executive Stock Based Incentive Plan, and (3) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2003 fiscal year.

      This Proxy Statement, Notice of Annual Meeting and proxy are first being mailed to shareholders on or about April 22, 2003.

GENERAL

      The holders of shares of Common Stock of the Company of record at the close of business on April 3, 2003 are entitled to vote such shares at the Annual Meeting. On April 3, 2003, there were 57,215,650 shares of Common Stock outstanding.

      The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held as of the record date on each matter to be voted on at the Annual Meeting.

      Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Broker non-votes occur when a broker nominee does not vote on one or more matters because it has not received voting instruction from the beneficial owner.

      Shares of Common Stock represented by proxies received in time for the Annual Meeting will be voted as specified in the proxy unless the proxy has previously been revoked. Unless contrary instructions are given, the proxy will be voted (i) for the election of the Board of Directors’ nominees for director, (ii) for the approval of the adoption of the 2003 Executive Stock Based Incentive Plan, and (iii) for the ratification of the appointment of the independent auditors. With respect to any other matters properly submitted to shareholders at the Annual Meeting, proxies will be voted as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

      Shareholders may vote by using one of three alternative methods:

(1)	by completing and mailing the proxy card; or

(2)	via the Internet, by going to the website http://www.eproxyvote.com/tlb and following the instructions for Internet voting on the proxy card; or

(3)	over the telephone, by dialing 1-877-PRX-VOTE (1-877-779-8683) and following the instructions for telephone voting on the proxy card.

      A proxy may be revoked, prior to the exercise of the proxy, either by submitting written notice of revocation of that proxy to the Secretary of the Company or by submitting a new proxy bearing a later date via proxy card, Internet or telephone. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

      This proxy solicitation is being made by the Board of Directors of the Company and the expense of preparing, printing and mailing this Proxy Statement and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally, by electronic mail, by facsimile or by telephone by regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Common Stock.

      Where more than one holder of Common Stock has the same address, the Company may deliver only one Annual Report and one Proxy Statement to that address unless the Company has received contrary instructions from a shareholder. Similarly, brokers and other intermediaries holding shares of Common Stock in “street name” for more than one beneficial owner with the same address may deliver only one Annual Report to Shareholders and one Proxy Statement to that address if they have received consent from the beneficial owners of the stock.

      Talbots will deliver promptly upon written or oral request a separate copy of the Annual Report to Shareholders and Proxy Statement to any shareholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of the Annual Report to Shareholders or Proxy Statement, you may write, call or e-mail Talbots Investor Relations Department, One Talbots Drive, Hingham, Massachusetts 02043, telephone 781-741-4500 or e-mail investor.relations@talbots.com. You may also access a copy of Talbots Annual Report to Shareholders and Proxy Statement on the Investor Relations section of the Company’s website, www.talbots.com.

      You may also contact the Investor Relations Department at the address, telephone number or e-mail address set forth above if you are a shareholder of record and you wish to receive a separate Annual Report to Shareholders and Proxy Statement in the future, or if you are currently receiving multiple copies of the Annual Report to Shareholders and Proxy Statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of our Annual Report and Proxy Statement delivered to your household in the future, you should contact the broker or other intermediary that holds the shares on your behalf.

      If a person is a participant in the Company’s 401(k) savings plan and has Common Stock in a plan account, the proxy also serves as voting instructions for the plan trustee.

      More than a majority of the outstanding shares of the Company’s Common Stock is owned by AEON (U.S.A.), Inc., a Delaware corporation (“Aeon USA”), which is a wholly owned subsidiary of AEON Co., Ltd., a Japanese retail conglomerate (“Aeon”). Aeon USA has advised the Company that it will vote its shares for the election of the nominees for director named in this Proxy Statement, for the approval of the adoption of the 2003 Executive Stock Based Incentive Plan (and has delivered an irrevocable proxy in favor of the approval of the plan) and for the ratification of the appointment of the independent auditors.

ITEM 1. ELECTION OF DIRECTORS

      General. The Board of Directors proposes the election of eight nominees as directors of the Company. Directors will hold office until the next Annual Meeting or until their successors are chosen and qualified. The Company has inquired of each nominee and determined that each will serve if elected. In the event that any of the nominees should become unavailable for election, the persons named in the accompanying proxy intend to vote for such other person or persons, if any, as the Board of Directors may designate as a substitute nominee.

      Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast in determining the plurality required to elect directors. The Board of Directors recommends that shareholders vote for such nominees for director.

      Set forth below is a brief description of the background of each nominee for director. All nominees are current directors of the Company.

ARNOLD B. ZETCHER

      Mr. Zetcher, 62, is Chairman of the Board, President and Chief Executive Officer of the Company. He joined the Company as President in 1987. He has been President, Chief Executive Officer and a Director of the Company since 1988 and assumed the additional position of Chairman of the Board in 2000. Mr. Zetcher was Chairman and Chief Executive Officer of John Breuner Company, a home furnishings division of BATUS, and prior to that, Chairman and Chief Executive Officer of Kohl’s Food Stores, another BATUS division. Mr. Zetcher also served as Chairman and Chief Executive Officer of Bonwit Teller in New York and served in various capacities during his 10 years with Federated Department Stores.

TOSHIJI TOKIWA

      Mr. Tokiwa, 63, was elected a Director of the Company in 2000. He is Chairman and Chief Executive Officer of Aeon. Mr. Tokiwa was President and Chief Executive Officer of Chuo Real Estate Co., Ltd. from 1996 to 2000, Senior Managing Director of The Dai-Ichi Kangyo Bank, Ltd. from 1995 to 1996, and Director and General Manager, New York Branch, of The Dai-Ichi Kangyo Bank, Ltd. from 1993 to 1995.

PETER B. HAMILTON

      Mr. Hamilton, 56, was elected a Director of the Company in 2002. He has been a Director and Vice Chairman of the Board of Brunswick Corporation and President, Brunswick Bowling & Billiards since 2000. He joined Brunswick Corporation in 1995 and has held positions of increasing responsibility including Executive Vice President and Chief Financial Officer from 1998 to 2000 and Senior Vice President and Chief Financial Officer from 1995 to 1998. From 1988 to 1995, Mr. Hamilton was Vice President and Chief Financial Officer of Cummins Inc. Mr. Hamilton is a member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

ELIZABETH T. KENNAN

      Ms. Kennan, 65, was elected a Director of the Company in 1993. Ms. Kennan was the President of Mount Holyoke College from 1978 to 1995, at which time she became President Emeritus, and served as President of Five Colleges Incorporated from 1985 to 1994. Ms. Kennan also serves as a Trustee of The

Putnam Funds and a Trustee of Northeast Utilities. Ms. Kennan is Chairperson of the Audit Committee and of the Compensation Committee.

YOICHI KIMURA

      Mr. Kimura, 58, was elected a Director of the Company in 2000. He is General Manager and Director of the Finance and Accounting Department of Aeon as well as a Director of Aeon. Mr. Kimura was Executive General Manager, International Division of Aeon from 1999 to December 2001. He was Chief Financial Officer and a Director of Aeon from 1998 to 1999 and General Manager, International Credit Supervision Division, of The Dai-Ichi Kangyo Bank, Ltd. from 1994 to 1998. Mr. Kimura is a member of the Compensation Committee.

MOTOYA OKADA

      Mr. Okada, 51, was elected a Director of the Company in 1993. Mr. Okada has been President of Aeon since 1997 and was Senior Managing Director of Aeon from 1995 to 1997. Mr. Okada also served as Managing Director of Aeon from 1992 to 1995 and as a Director of Aeon from 1990 to 1992. Mr. Okada was President of Talbots Japan Co., Ltd., a subsidiary of Aeon, from 1990 to 1997. Mr. Okada is a member of the Corporate Governance and Nominating Committee.

SUSAN M. SWAIN

      Ms. Swain, 48, was elected a Director of the Company in 2001. She is Executive Vice President and Co-Chief Operating Officer of C-SPAN, which she joined in 1982, and has held positions of increasing responsibility including Senior Vice President, Vice President of Corporate Communications, Producer and Associate Producer. Ms. Swain also serves as an officer of National Cable Satellite Corporation, and as a Director of the C-SPAN Education Foundation, Cable in the Classroom, Inc. and the National Press Foundation. Ms. Swain is Chairperson of the Corporate Governance and Nominating Committee and a member of the Audit Committee and the Compensation Committee.

ISAO TSURUTA

      Mr. Tsuruta, 53, was elected a Director of the Company in 1999. He is Executive Vice President and General Manager of Aeon USA. Mr. Tsuruta was Senior Vice President of Aeon USA from 1996 to 2000 and Vice President and Deputy General Manager of Aeon USA from 1990 to 1996. Mr. Tsuruta also serves as designate member of the board of directors of the World Wide Retail Exchange as well as a member of the Audit Committee and Chair of the Compensation Committee of the World Wide Retail Exchange.

      Director Compensation; Attendance; Committees. Each non-employee director receives an annual retainer of $28,000 plus expenses. The chairperson of each Board committee receives an additional annual retainer of $5,000. Also, each year, directors who are not employees of the Company receive options to purchase between 8,000 and 10,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Common Stock as of the grant date. In addition, each director who is not an employee of the Company receives an annual grant of Common Stock (or the cash equivalent) having a value of approximately $15,000 adjusted annually based on changes in the Company’s stock price. Each outside director newly appointed to the Board also receives an option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the grant date. Mr. Zetcher does not receive any separate compensation for his services as Chairman of the Board.

      In fiscal 2002, the Board of Directors held four meetings, the Audit Committee held six meetings and the Compensation Committee held one meeting. Each director attended at least 75% of the meetings of the Board of Directors and of the Committees of which he or she was a member.

      Ms. Kennan (Chairperson), Mr. Hamilton and Ms. Swain are the members of the Audit Committee. The Audit Committee is comprised entirely of independent directors. Its primary function is to assist the Board in the oversight of the Company’s system of internal controls, financial reporting practices, and the audit process, in order to ensure the quality, integrity and objectivity of the Company’s financial statements and financial reporting.

      Ms. Kennan (Chairperson), Mr. Hamilton, Mr. Kimura and Ms. Swain are the members of the Compensation Committee. The Compensation Committee is comprised entirely of non-management directors. The principal responsibilities of the Compensation Committee are the determination of compensation for the senior officers of the Company including salary and incentive based plans, determination of awards under and administration of the Company’s equity plans, and ongoing review, in consultation with Company executive management, the Board of Directors and outside compensation experts, of the compensation of the Company’s senior officers, with the goal of encouraging superior Company performance.

      The Board of Directors has been actively reviewing its corporate governance policies and practices. This includes comparing its current policies and practices with governance policies and practices suggested by various authorities active in corporate governance as well as the practices of other public companies. Based upon this review, the Board plans to adopt those changes that it believes are the appropriate corporate governance policies and practices for the Company. The Board will also adopt all other changes to comply with the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission and the New York Stock Exchange.

      In March 2003, the Board of Directors established the Corporate Governance and Nominating Committee and appointed Ms. Swain (Chairperson), Mr. Hamilton and Mr. Okada as its members. The Corporate Governance and Nominating Committee is comprised entirely of non-management directors. The principal responsibilities of the Corporate Governance and Nominating Committee are to regularly assess and provide recommendations to the Board concerning corporate governance policies and practices applicable to the Company, to assess and make recommendations to the Board concerning the operation and performance of the various Committees of the Board, to assist the Board in identifying and screening individuals qualified to become new directors and to recommend to the Board candidates for election or appointment as director, and to oversee the Company’s compliance with legal and regulatory requirements.

Report of the Audit Committee

      The Audit Committee is composed of three directors, all of whom satisfy the independence and audit committee qualification standards of the NYSE. The Audit Committee, which met six times in fiscal 2002, operates pursuant to a written charter adopted by the Board. The Audit Committee reviews the charter annually and recommends charter changes to the Board as appropriate.

      The Audit Committee of the Board assists the Board in fulfilling its oversight of:

•	the Company’s financial reporting process and the integrity of the Company’s financial statements and financial reporting;

•	the Company’s internal control environment, systems and performance;

•	the qualifications and independence of the Company’s independent auditors; and

•	the performance of the Company’s internal audit staff.

      The Audit Committee meets regularly with the Company’s independent auditors, both with and without management present, to discuss the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Company’s independent auditors periodically update the Audit Committee concerning new accounting developments and their potential impact on the Company’s financial reporting.

      The Audit Committee also meets regularly with Company management, without the Company’s independent auditors present, to discuss management’s evaluations of the performance of the independent auditors.

      Finally, the Audit Committee meets regularly with the Company’s internal audit staff, without either the Company’s independent auditors or management present, to discuss the Company’s internal audit process and the results of ongoing or recently completed internal audits.

      With respect to fiscal 2002 the Audit Committee:

•	discussed with Deloitte & Touche LLP, which is the Company’s independent auditors, the scope of its services, including its audit plan;

•	approved all non-audit services provided by Deloitte & Touche LLP prior to such services being performed;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, of the Auditing Standards Board;

•	received and reviewed the written disclosures and confirmation from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and discussed with Deloitte & Touche LLP their independence; and

•	together with the Board of Directors, is in the process of implementing various changes and actions in response to the requirements of the Sarbanes-Oxley Act and rules adopted and proposed thereunder by the SEC as well as the related rules proposed by the NYSE, as they impact the Audit Committee, the financial reporting process and internal controls procedures.

      Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2002. The Audit Committee also evaluated and reappointed Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2003.

Audit Committee
of the Board of Directors

Elizabeth T. Kennan (Chairperson)
Peter B. Hamilton
Susan M. Swain

EXECUTIVE COMPENSATION

      Summary Compensation Table. The following table sets forth compensation information for the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company, as well as Mr. Metscher who is no longer an executive officer of the Company.

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation(1)

					Number of
				Other Annual	Securities	All Other
	Fiscal			Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	($)(2)	Options(#)	($)(3)

Arnold B. Zetcher	2002	1,064,450	628,900	29,232	200,000	56,960
Chairman, President and	2001	985,600	811,600	82,185	200,000	62,880
Chief Executive Officer	2000	896,000	1,088,600	—	2,000,000	56,248

Harold B. Bosworth, Jr.	2002	319,000	104,700	—	106,000	2,490
Executive Vice President,	2001	274,078	125,400	—	46,000	5,727
Chief Merchandising Officer	2000	250,690	157,900	—	37,000	7,744

Edward L. Larsen	2002	358,832	108,700	—	46,000	8,933
Senior Vice President,	2001	338,521	139,400	—	46,000	6,907
Finance, Treasurer and	2000	310,570	195,700	—	46,000	14,774
Chief Financial Officer

Stuart M. Stolper	2002	373,801	122,700	—	46,000	18,687
Senior Vice President,	2001	349,347	149,200	—	46,000	19,488
Human Resources	2000	317,588	207,200	—	46,000	18,198

Richard T. O’Connell, Jr.	2002	315,727	103,600	—	46,000	12,057
Senior Vice President,	2001	295,072	130,900	—	46,000	8,845
Legal and Real Estate	2000	268,247	181,100	—	46,000	16,327

H. James Metscher	2002	566,280	102,900	—	100,000	1,358,103(4)
Former Executive Vice	2001	544,500	239,100	—	100,000	27,481
President, Chief	2000	495,000	401,000	—	100,000	26,911
Merchandising Officer

(1)	The number and value of restricted stock held at February 1, 2003 for awards made in fiscal 1998 for each of the above individuals are: Mr. Zetcher, 37,334 shares, $970,311; Mr. Bosworth, 7,800 shares, $202,722; Mr. Larsen, 9,800 shares, $254,702; Mr. Stolper, 9,800 shares, $254,702; Mr. O’Connell, 9,800 shares, $254,702; and Mr. Metscher, 10,000 shares, $259,900. Mr. Metscher’s restricted stock was unvested at his separation date and has been forfeited.

(2)	At the beginning of 2002 Talbots Audit Committee approved an executive security and travel plan under which the Chief Executive Officer uses the Company’s fractionally-owned aircraft for personal as well as business travel for security purposes. For personal travel the Chief Executive Officer is required to reimburse the Company at a rate generally equivalent to the greater of first class airfare or the standard industry fare established by the Internal Revenue Service. As a result of such security program and reimbursement, no amount is included in Other Annual Compensation for fiscal 2002. The incremental cost to the Company of such security program for non-business travel for fiscal 2002 was $319,929 after such reimbursement. The amount in Other Annual Compensation for fiscal 2001 includes $49,082 for approved personal use of the fractionally-owned aircraft.

(3)	The amounts shown for each executive for fiscal 2002 represent Company contributions to the Company’s Retirement Savings Voluntary Plan and Supplemental Savings Plan.

(4)	Includes an aggregate of $1,338,360 payable upon separation from employment. See “Employment Agreements and Change in Control Agreements” below.

      Option Grants in Last Fiscal Year. The table below shows information on stock option grants made to the following individuals during fiscal 2002.

      The potential realizable values shown in the following table are required by the SEC and are based on arbitrarily assumed annualized rates of stock price appreciation of five percent (5%) and ten percent (10%) over the full ten-year term of the options. These stated potential realizable values are not intended to forecast possible future appreciation. No benefit from the grant of stock options can be realized by optionees unless there is an appreciation in stock price, which will benefit all shareholders commensurately.

      The average option exercise price for options granted in fiscal 2002 was $35.36. Based on the closing price of Talbots Common Stock on the New York Stock Exchange at April 1, 2003 of $25.79, the options listed below had no immediately realizable value at April 1, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of	% of Total			Potential Realizable Value at
	Securities	Options			Assumed Annual Rates of
	Underlying	Granted to			Stock Price Appreciation For
	Options	Employees	Exercise or		Option Term($)
	Granted	in Fiscal	Base Price	Expiration
Name	(#)(1)	Year	($/Sh)	Date	5%	10%

Arnold B. Zetcher	200,000	15.50	35.80	3/7/12	4,502,886	11,411,196
Harold B. Bosworth, Jr.	46,000	3.57	35.80	3/7/12	1,035,664	2,624,575
	60,000	4.65	26.40	1/30/13	996,169	2,524,488
Edward L. Larsen	46,000	3.57	35.80	3/7/12	1,035,664	2,624,575
Stuart M. Stolper	46,000	3.57	35.80	3/7/12	1,035,664	2,624,575
Richard T. O’Connell, Jr.	46,000	3.57	35.80	3/7/12	1,035,664	2,624,575
H. James Metscher(2)	100,000	7.75	35.80	3/31/06	750,473	1,901,847

(1)	Options become exercisable in one-third annual increments beginning one year from grant date.

(2)	Two-thirds of the option grant to Mr. Metscher in fiscal 2002 had not vested as of the effective date of separation from employment and has been forfeited; the balance of the option will expire three years from the separation date.

      Option Exercises and Year-End Option Holdings. The following table shows information on option exercises during fiscal 2002 as well as fiscal 2002 year-end option holdings for the following individuals.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares		Number of Securities		Value of Unexercised
	Acquired	Value	Underlying Unexercised		In-the-Money
	on Exercise	Realized	Options at FY-End(#)		Options at FY-End($)
Name	(#)	($)	Exercisable/Unexercisable		Exercisable/Unexercisable

Arnold B. Zetcher	—	—	1,879,998/	1,000,002	16,835,191/	4,660,009
Harold B. Bosworth, Jr.	24,667	563,298	12,333/	143,001	—/	86,215
Edward L. Larsen	—	—	223,399/	92,001	2,351,525/	107,185
Stuart M. Stolper	—	—	133,400/	92,001	1,730,103/	107,185
Richard T. O’Connell, Jr.	—	—	240,733/	92,001	2,741,031/	107,185
H. James Metscher	37,000	986,733	139,833/	200,001	998,757/	233,005

SUMMARY OF EXISTING EQUITY COMPENSATION PLANS

      The following table sets forth certain information about the Company’s 1993 Executive Stock Based Incentive Plan and the Restated Directors Stock Plan as of February 1, 2003. These plans are the Company’s only equity compensation plans (other than the 2003 Executive Stock Based Incentive Plan to be voted on by shareholders at this Annual Meeting) and were both previously approved by the Company’s shareholders.

	(a)	(b)	(c)

Number of Securities
Remaining Available for
	Number of Securities		Further Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by security holders	6,994,111	$25.37	652,562
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	6,994,111	$25.37	652,562

      Retirement Benefits. The Company has a tax-qualified defined benefit plan for salaried employees that provides pensions payable at retirement to each eligible employee. The Company also has a supplemental retirement plan for certain of its salaried employees that provides generally for the payment of supplemental benefits equal to that portion of pension benefits earned under the terms of the pension plan for salaried employees in excess of certain statutory limits. The amount of an employee’s benefits depends on factors including final average compensation and years of credited service up to thirty years. Benefits vest after five years of service. The following table sets forth the aggregate estimated annual retirement benefits as of February 1, 2003 under the two plans.

PENSION PLAN TABLE($)

	Years of Credited Service

Remuneration	5	10	15	20	25	30

500,000	39,113	78,225	117,338	156,450	195,563	234,675
750,000	59,113	118,225	177,338	236,450	295,563	354,675
1,000,000	79,113	158,225	237,338	316,450	395,563	474,675
1,250,000	99,113	198,225	297,338	396,450	495,563	594,675
1,500,000	119,113	238,225	357,338	476,450	595,563	714,675
1,750,000	139,113	278,225	417,338	556,450	695,563	834,675
2,000,000	159,113	318,225	477,338	636,450	795,563	954,675
2,250,000	179,113	358,225	537,338	716,450	895,563	1,074,675
2,500,000	199,113	398,225	597,338	796,450	995,563	1,194,675

      The years of credited service under the two plans at February 1, 2003 for Messrs. Zetcher, Bosworth, Larsen, Stolper, O’Connell and Metscher were 15, 6, 12, 25, 16 and 14, respectively. Covered compensation under the pension plan and the supplemental retirement plan at February 1, 2003 for Messrs. Zetcher, Bosworth, Larsen, Stolper, O’Connell and Metscher was $1,756,090, $390,383, $470,460, $486,144, $413,547 and $680,345, respectively. Covered compensation under the two plans includes salary and bonus and any amounts deferred under any deferred compensation plan of the Company. Benefits set forth above are computed on the basis of a straight life annuity, payable at age 65, and are subject to deduction for any benefits paid or payable from a predecessor pension plan but are not subject to deduction for social security.

Employment Agreements and Change in Control Agreements

      Employment Agreement With Mr. Zetcher. The Company has an employment agreement with Mr. Zetcher which continues until the end of fiscal 2005 and is renewable for three year terms thereafter, unless at least six months prior notice of nonrenewal is given. Mr. Zetcher may not directly or indirectly engage in or carry on any business in competition with the principal business of the Company for a period of two years after the termination of employment with the Company if such termination was made by Mr. Zetcher without good reason or by the Company for cause.

      Mr. Zetcher’s agreement provides for his employment as President and Chief Executive Officer of the Company at a base salary to be reviewed annually. Mr. Zetcher is also eligible to receive a cash bonus each year pursuant to the Company’s Management Incentive Plan (“MIP”). Mr. Zetcher is also entitled to certain insurance, retirement and other benefits and to reimbursement of certain expenses.

      Mr. Zetcher’s employment agreement also provides that if his employment is terminated by the Company without cause or by Mr. Zetcher for good reason, Mr. Zetcher will be entitled to a separation allowance in a single lump sum equal to twice the sum of (i) his annual base salary at the rate in effect at the time his employment was terminated and (ii) the annual bonus paid or payable to him for the year immediately prior to the year in which his employment was terminated. In addition, Mr. Zetcher would be entitled to benefits under the executive medical, dental, disability and life insurance plans of the Company for up to two years subsequent to termination. Mr. Zetcher would also have the right to exercise his vested stock options for a period of not less than three years from termination.

      In the event there is a change in control of the Company and within 24 months thereafter, Mr. Zetcher’s employment is terminated either by the Company without cause or by Mr. Zetcher for good reason, Mr. Zetcher will be entitled to payment of an amount equal to (i) two times his annual base salary and the maximum bonus payable to him under the MIP in effect for the last full fiscal year prior to his termination date, (ii) the maximum bonus payable to him under the MIP for the year in which his employment was terminated, pro-rated for the portion of the year in which he was employed, and (iii) three times the present value of his accrued benefits under the Company’s supplemental retirement plan as of the date of termination. Any grant of restricted stock made to Mr. Zetcher will also provide for acceleration of vesting upon his termination of employment within 24 months after a change in control. Mr. Zetcher would also be entitled to certain insurance and other benefits for up to two years after termination.

      A change in control is defined generally to include significant changes in the stock ownership of the Company and certain changes in the Company’s Board of Directors. Good reason is defined generally to include certain reductions in duties or reporting responsibilities, certain unapproved relocations, certain reductions in base salary or other compensation or benefits, and material breaches of the agreement by the Company. Cause is generally defined to include certain failures to perform, felony conviction, certain conflicts of interest, repeated acts of material misconduct, and material breaches of the agreement by the executive.

      Other Agreements. The Company had an employment agreement with Mr. Metscher whose employment as an executive officer of the Company has ended. The agreement entitled Mr. Metscher to a separation allowance equal to two times the sum of his base salary at the rate in effect at the time his employment ended and the annual bonus paid to him for the year immediately prior to the year in which his employment ended; in satisfaction of this obligation he is entitled to receive a lump sum separation payment of $1,338,360. In addition, pursuant to his employment agreement he is entitled to a continuation of benefits under the executive medical, dental, disability and life insurance plans of the Company for up to two years. He may exercise stock options which had vested as of his separation date for up to three years. Mr. Metscher forfeited all unvested stock options and all unvested restricted stock.

      The Company also has a change in control agreement with each of Messrs. Bosworth, Larsen, Stolper, O’Connell and certain other officers. Under each agreement, if the Company terminates such officer’s employment without cause within twelve months following a “change in control”, the Company will pay to such officer an amount equal to the sum of such officer’s annual base salary at the rate in effect on the date of termination and an amount calculated in accordance with the MIP. In addition, each officer would be entitled to certain insurance and other benefits for up to one year after termination.

Report on Compensation of Executive Officers

      The Compensation Committee of the Board is responsible for recommending to the Board and administering the policies that govern the annual compensation to be paid to the Company’s executive officers.

      With respect to fiscal 2002 the Compensation Committee:

•	at the beginning of the year established the specific financial performance goals and annual incentive award targets for the Chairman, President and Chief Executive Officer and each of the other executive officers and senior management under the Management Incentive Plan (“MIP”);

•	reviewed and considered Mr. Zetcher’s recommendations for salary adjustments for each executive officer other than Mr. Zetcher, and following consideration of the performance of Mr. Zetcher and of the other executive officers, the Compensation Committee determined the annual salary of Mr. Zetcher and of all other executive officers;

•	reviewed and approved fiscal 2002 equity awards for each executive officer; and

•	following the close of fiscal 2002, certified the level of achievement of the financial performance goals that had been established for fiscal 2002 for all executive officers and, based on that level of achievement, determined the annual incentive compensation for Mr. Zetcher and each of the other executive officers for fiscal 2002.

The Company’s Compensation Policy

      The overall objective of the Company’s executive compensation program is to attract and retain the highest quality executives to manage and lead the Company, and to provide annual and long term incentives to management, based on both Company performance and individual performance, in order to build and sustain value for shareholders.

      For fiscal 2002, the Company’s compensation program for its executive officers consisted of three basic components: base salary, annual incentive compensation, and equity based compensation.

      In order to assess the general competitiveness of its overall pay structure for senior management, at regular intervals the Company has obtained published data of compensation practices of the retail industry from independent compensation experts and trade group publications. From this published data the Company has historically compared positions of similar size, scope and complexity. The companies included in these published surveys of the general retail industry have included both apparel and nonapparel companies (the “retail survey group”) and these companies have historically represented a broader range and not necessarily the same retail companies as included in the Dow Jones US Retailers Index of selected retail apparel companies set forth in the Performance Graph below.

      Generally, base salary increases are targeted such that annual base pay for the Company’s executives would be approximately at or near the 50th percentile range of base pay of the retail survey group for positions of similar size, scope and complexity. Total compensation including base salary, annual bonus and long-term incentive compensation for the Company’s executives is generally targeted to be between the 75th and 90th percentile range of the retail survey group, depending upon whether the Company achieves consistently strong financial performance and consistently strong shareholder return. Further, a significant portion of an executive’s total compensation is tied to both annual and long-term financial performance of the Company and shareholder return.

Fiscal 2002 Compensation of Executive Officers

      Base Salary. Base salary increases for fiscal 2002 for the Company’s executive officers other than Mr. Zetcher were initially established by Mr. Zetcher, subject to review and approval by the Compensation Committee, based on his evaluation and assessment of each individual’s level of responsibility and performance over the previous year. Mr. Zetcher’s base salary increase for fiscal 2002 was established by the Compensation Committee by equal reference to Company performance and his individual performance in leading the Company as evaluated by the Compensation Committee. The evaluation and assessment of Mr. Zetcher’s individual performance took into account the Company’s earnings and earnings growth, revenues and other financial performance measures, the success of the Company’s ongoing geographical expansion of stores and selling space and the continuing successful development of new business concepts.

      Management Incentive Plan. The Company believes that a substantial percentage of each executive officer’s compensation should be tied directly to the financial performance of the Company as well as to the executive’s individual performance. Annual incentive compensation for fiscal 2002 for executive officers including Mr. Zetcher was determined pursuant to the MIP. Cash incentive awards under the MIP are made annually to those management employees who are in certain established position levels within the Company including all executive officers.

      Awards granted to executive officers pursuant to the MIP are based on a Company financial performance rating. For fiscal 2002 the financial performance rating was based on the Company’s earnings per share in relation to a preestablished earnings per share goal. The Compensation Committee also retained the discretion to decrease a computed award based on its evaluation of each executive’s performance.

      The MIP bonus for each of the named executive officers for fiscal 2002 is set forth in the bonus column of the Summary Compensation Table above. Company target performance ratings for fiscal 2002 against the preestablished earnings per share goal ranged from zero to 1.8. These ratings are then combined with the participant’s target incentive participation rate which is a percentage of base salary based on position level, and for fiscal 2002 ranged from 25% for certain executive officers and 45% for Mr. Zetcher. For fiscal 2002 MIP awards, the Company’s actual performance rating against the earnings per share goal, which was internally established for MIP purposes, was 1.01.

      Equity Based Compensation. The Board of Directors and the Compensation Committee believe that stock ownership or its equivalent by management serves to align the interests of management with interests of the Company’s shareholders. Stock options are granted at fair market value at the time of grant and are intended to align executive compensation opportunities with shareholder returns. Stock options granted in fiscal 2002 to the Chief Executive Officer and each of the other executive officers were targeted to deliver long-term compensation above the median of the retail survey group based on Talbots performance.

      Compensation for Newly Appointed Executive Vice Presidents. On January 30, 2003 the Board of Directors promoted Harold B. Bosworth, Jr. to the position of Executive Vice President, Chief Merchandising Officer and Michele M. Mandell to the position of Executive Vice President, Stores and Talbots Kids. In connection with these promotions, the Compensation Committee reviewed and adjusted the compensation arrangements for each of these executives based on what the Compensation Committee considered to be competitive with other similarly situated specialty retail companies. The goal was to target base salary at the median of the retail survey group for positions of comparable responsibility, with the opportunity to earn incentive compensation above the median of the retail survey group based on performance.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a deduction to publicly traded companies to the extent of excess compensation over $1 million paid to the chief executive officer or to any of the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company does not believe that Section 162(m) deduction limits will apply in any material amount for fiscal 2002 and therefore the Company does not intend to restructure fiscal 2003 compensation arrangements. The Company and the Compensation Committee will continue to review Section 162(m) matters.

Compensation Committee
of the Board of Directors

Elizabeth T. Kennan (Chairperson)
Peter B. Hamilton
Yoichi Kimura
Susan M. Swain

Performance Graph

      The following graph compares the percentage change in the cumulative total shareholders’ return on the Company’s Common Stock on a year-end basis, using the last day of trading prior to the Company’s fiscal year-end, from January 30, 1998 through January 31, 2003, with the cumulative total return on the Standard & Poor’s 500 Stock Index and the Dow Jones US Retailers Index for the same period. Returns are indexed to a value of $100 and assume that all dividends were reinvested.

Comparison of Year-End Cumulative Total Return of Talbots,

S&P 500 Stock Index and Dow Jones US Retailers Index

	1/30/98	1/29/99	1/28/00	2/2/01	2/1/02	1/31/03

The Talbots, Inc.	100	201	256	785	546	396
Standard & Poor’s 500 Index	100	132	150	150	126	98
Dow Jones US Retailers Index	100	160	162	170	179	130

      Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors is comprised of Ms. Kennan (Chairperson), Mr. Hamilton, Mr. Kimura and Ms. Swain. Mr. Zetcher, Chairman, President and Chief Executive Officer of the Company, was also a director of Revman Industries Inc., which was a subsidiary of Aeon USA prior to its sale in February 2003. Mr. Kimura is a director of Aeon USA and is an officer of Aeon. Set forth below is a description of certain transactions between Talbots and certain Aeon entities during fiscal 2002.

      Certain Transactions with Related Parties. In connection with the Company’s 1993 initial public offering, the Company, through its wholly owned subsidiary, The Classics Chicago, Inc. (“Classics Chicago”), purchased the Talbots trade name and certain other trademarks (the “Trademarks”) in all countries of the world (the “Territory”) excluding Australia, New Zealand, Japan, China and certain other Asian countries (the “Excluded Countries”) from Jusco (Europe) B.V. (“Jusco (Europe)”), which had been a subsidiary of Aeon, pursuant to a trademark purchase and license agreement. All rights of Jusco (Europe) have subsequently been transferred to Aeon. Under the trademark purchase and license agreement with

Classics Chicago, Talbots also obtained the non-exclusive right, for a royalty equal to 1% of net catalog sales outside the Territory, to distribute catalogs bearing the Trademarks and to make catalog sales in the Excluded Countries. This catalog license may be terminated by Aeon at any time with four months prior written notice. Talbots Japan Co., Ltd. (“Talbots Japan”), a subsidiary of Aeon, is the non-exclusive licensee of the Trademarks in Japan and the other Excluded Countries. Under the trademark purchase and license agreement, Aeon retains the right in its discretion to disapprove the assignment by Classics Chicago of rights in the Trademarks in the Territory to any party. This retained right may be purchased by Classics Chicago at its option should Aeon attempt to sell or otherwise transfer its retained right to a third party or should Aeon and its affiliates cease to own a majority of the Company’s voting stock. The purchase price to Classics Chicago of such retained right will be the lesser of the fair market value of such retained right on the date of exercise of the option or $2.0 million. Classics Chicago licenses the right to use the Trademarks to the Company and its other subsidiaries.

      Talbots has an advisory services agreement with Aeon USA under which Aeon USA provides advice and services to Talbots with respect to strategic planning and other related issues concerning the Company and maintains a working relationship on behalf of the Company with banks and other financial institutions, in particular Japanese banks, for which Aeon USA receives an annual fee of $250,000 plus expenses.

      The Company has a services agreement with Talbots Japan under which the Company renders services, primarily in the merchandising and import operation areas as requested by Talbots Japan on a cost reimbursement basis. The Company also has made its merchandising and store management information systems available to Talbots Japan, for which the Company charges back to Talbots Japan all one time and ongoing costs related to this arrangement. The amount payable by Talbots Japan for fiscal 2002 for such services and information systems was approximately $916,000 and at February 1, 2003 approximately $541,767 was due from Talbots Japan. Talbots Japan also purchased from the Company approximately $13.2 million of Talbots merchandise for fiscal 2002 for sale in the Talbots Japan stores and at February 1, 2003 approximately $8.2 million was due from Talbots Japan. All receivables from Talbots Japan during fiscal 2002 were on net 180 day terms. The Company also incurs certain net expenses and performs certain administrative services from time to time in the course of its merchandising and sales relationship with Talbots Japan, which are not material in amount.

      Beginning in 1995, the Company established a stock repurchase program under which the Company repurchases shares from the open market from time to time. Concurrently with such open market purchases, Aeon USA has committed to participate in the Company’s stock repurchase program on a pro rata basis so as to maintain substantially the same percentage stock ownership of the Company between Aeon USA and the public shareholders. During fiscal 2002, a total of 1,054,936 shares were repurchased from Aeon USA. The price of the shares purchased from Aeon USA was equal to the weighted average price of the shares paid to the public shareholders and for fiscal 2002 ranged from $25.03 to $30.15.

      Concurrently with the Company’s 1993 IPO, Aeon USA entered into a shareholder’s agreement with the Company pursuant to which the Company agreed, subject to certain limitations, to provide Aeon USA with one demand registration right per year, upon exercise of which the Company would be obligated to register under the Securities Act of 1933 and applicable state securities law, at the expense of Aeon USA, some or all of the Company’s Common Stock beneficially owned by Aeon USA. The agreement also provides that if the Company proposes to register shares of Common Stock under the Securities Act for its own account, then Aeon USA has a right to request that the Company register Aeon USA’s shares of the Company’s Common Stock. Aeon USA will bear the incremental cost of registering its shares in any such offering. The Company and Aeon USA will indemnify each other against certain liabilities under the Securities Act in connection with any such registration.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      Certain Beneficial Owners. The following table sets forth certain information as to beneficial ownership of each person known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company as of March 15, 2003. Such beneficial owner has sole voting and investment power as to such shares unless otherwise indicated.

Beneficial Owner	Number of Shares	Percent of Class

Aeon (U.S.A.), Inc. 520 Madison Ave. New York, NY 10022	33,391,606	58.36%

      Stock Ownership of Directors and Executive Officers. The following table sets forth certain information as to beneficial ownership of the outstanding Common Stock of the Company as of March 15, 2003 by each director and nominee of the Company, each of the individuals listed in the Summary Compensation Table, and all executive officers and directors of the Company as a group. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to such shares. No director, nominee or executive officer beneficially owns more than one percent of the total outstanding Common Stock except all directors and executive officers as a group and Mr. Zetcher would be deemed to own beneficially (including options currently exercisable and exercisable within 60 days) 8.04% and 4.85%, respectively, of the outstanding Common Stock.

	Number of		Number of
Name of Beneficial Owner	Shares(1)(2)	Name of Beneficial Owner	Shares(1)(2)

T. Tokiwa	7,999	A.B. Zetcher	2,904,266
P.B. Hamilton	8,080	H.B. Bosworth, Jr.	92,585
E.T. Kennan	14,861	E.L. Larsen	303,899
Y. Kimura	7,999	S.M. Stolper	233,192
M. Okada	81,999	R.T. O’Connell, Jr.	337,248
S.M. Swain	16,666	H.J. Metscher (3)	259,173
I. Tsuruta	13,999	All executive officers and directors as a group (18)	4,952,899

(1)	The listed shares include shares subject to stock options exercisable currently or within 60 days, as follows: Mr. Zetcher, 2,679,999; Mr. Tokiwa; 7,999; Mr. Hamilton, 6,666; Ms. Kennan, 13,333; Mr. Kimura, 7,999; Mr. Okada, 37,999; Ms. Swain, 16,666; Mr. Tsuruta, 13,999; Mr. Bosworth, 52,333; Mr. Larsen, 269,399; Mr. Stolper, 179,400; Mr. O’Connell, 286,733; Mr. Metscher, 239,833; and all executive officers and directors as a group, 4,350,087.

(2)	Messrs. Okada, Tokiwa and Kimura are directors and officers of Aeon and/or Aeon USA and Mr. Tsuruta is an officer of Aeon USA. Each disclaims beneficial ownership of the Common Stock of the Company owned by Aeon USA and such shares are not included in their individual share ownership.

(3)	No longer an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports regarding ownership of the Company’s Common Stock with the Securities and

Exchange Commission, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes that all filings were timely made.

ITEM 2. APPROVAL OF THE ADOPTION OF THE

2003 EXECUTIVE STOCK BASED INCENTIVE PLAN

      The Board of Directors is recommending for shareholder approval the adoption of the 2003 Executive Stock Based Incentive Plan (the “Incentive Plan”) which was adopted by the Board of Directors on March 6, 2003. The following summary of the Incentive Plan is qualified in its entirety by reference to the copy of the Incentive Plan attached as Exhibit A. For information concerning the Company’s existing equity compensation plans, see the “Summary of Existing Equity Compensation Plans” above.

      In accordance with the listing requirements of the New York Stock Exchange, shareholder approval of the adoption of the Incentive Plan requires the affirmative vote of a majority of votes cast on the proposal where total votes cast represent over 50% of all shares entitled to vote. Abstentions will not be counted in connection with the approval of this proposal, but will be counted in determining whether the votes cast represent 50% of the shares entitled to vote on the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of this proposal. The Board of Directors recommends that shareholders vote for the adoption of the Incentive Plan.

Description of the Incentive Plan

      General. The Incentive Plan is intended to advance the interests of the Company and its shareholders by providing incentives to certain key employees of the Company and its subsidiaries and affiliates and to certain other individuals who perform services for the Company and its subsidiaries and affiliates. The Incentive Plan provides for awards of nonqualified stock options, incentive stock options, stock appreciation rights (SARs), restricted stock, performance awards, and other types of awards. Each award may be granted alone or in conjunction with other types of plan awards. Shares issued under the Incentive Plan may be authorized and unissued shares or treasury shares.

      Under the Incentive Plan, the maximum number of shares of Common Stock that may be issued may be not more than: (a) 7,000,000 shares of Common Stock; (b) any authorized but unissued shares of Common Stock available for future awards under the 1993 Executive Stock Based Incentive Plan (the “Prior Plan”) as of the effective date of the Incentive Plan (approximately 60,632 shares); and (c) any shares of Common Stock that are represented by awards granted under the Prior Plan which are forfeited, expire or are cancelled without delivery of Common Stock or which are used, in whole or in part, to satisfy applicable tax withholding requirements in connection with an award or which result in the forfeiture, transfer or delivery of the Common Stock back to the Company under the Prior Plan.

      Without the approval of shareholders, the Compensation Committee will not amend or replace previously granted stock options in a transaction that constitutes a “repricing,” as such term is used in Item 402 of SEC Regulation S-K.

      The Incentive Plan will expire by its terms in March 2013, but the Board of Directors may extend the term of the Incentive Plan for an additional period of up to five years for the grant of awards other than incentive stock options.

      Eligibility for Participation. Key employees of the Company and its subsidiaries and other key individuals performing services for the Company or any participating affiliate are eligible for awards. The Compensation Committee has the authority in its discretion to select key employees and key individuals.

      To date in fiscal 2003, awards for an aggregate of 1,238,825 shares have been granted under the Incentive Plan, all subject to shareholder approval at this Annual Meeting, each of which would be automatically revoked if shareholder approval is not obtained.

      The total number of stock options granted under the Incentive Plan to the named executive officers, to the executive officers as a group and to other employees as a group were: Mr. Zetcher, Chairman, President and Chief Executive Officer, 150,000; Mr. Bosworth, Executive Vice President, Chief Merchandising Officer, 75,000; Mr. Larsen, Senior Vice President, Finance, Treasurer and Chief Financial Officer, 35,000; Mr. Stolper, Senior Vice President, Human Resources, 35,000; Mr. O’Connell, Senior Vice President, Legal and Real Estate, and Secretary, 35,000; all executive officers as a group, 538,000; and all employees other than executive officers, 394,350.

      The total number of restricted stock awards (which will vest in five years from date of grant and include a financial performance condition for possible accelerated vesting following three years from the grant date) granted under the Incentive Plan to the named executive officers, to the executive officers as a group and to other employees as a group were: Mr. Zetcher, Chairman, President and Chief Executive Officer, 50,000; Mr. Bosworth, Executive Vice President, Chief Merchandising Officer, 25,000; Mr. Larsen, Senior Vice President, Finance, Treasurer and Chief Financial Officer, 12,500; Mr. Stolper, Senior Vice President, Human Resources, 12,500; Mr. O’Connell, Senior Vice President, Legal and Real Estate, and Secretary, 12,500; all executive officers as a group, 190,500; and all employees other than executive officers, 115,975.

      None of the Company’s non-employee directors is eligible for options or restricted stock awards under the Incentive Plan and Mr. Metscher was no longer an executive officer at the time of grant. Future grants under the Incentive Plan are discretionary.

      The Company estimates that approximately 113 employees are currently eligible to participate in the Incentive Plan. On April 1, 2003, the closing price of the Common Stock was $25.79.

      Administration and Amendment of the Incentive Plan. The Compensation Committee has sole authority to administer the Incentive Plan, which includes the authority to determine the type, size and terms of awards, the time when awards will be granted and any performance objectives, to modify the terms of any award granted, to interpret the terms of the Incentive Plan and awards, to establish, amend and rescind any rules relating to the Incentive Plan, and to delegate certain administration of the Incentive Plan. The Incentive Plan may be amended by the Board of Directors, but no amendment shall be effective unless approved by the Company’s shareholders if the failure to obtain shareholder approval would adversely affect the Incentive Plan’s compliance with Rule 16b-3 under the Securities Exchange Act of 1934 or other applicable law or is required by the requirements of any stock exchange on which the Company’s shares are then listed.

      Stock Options. The Compensation Committee may grant stock options which may be nonqualified stock options or incentive stock options. The maximum number of shares of Common Stock that may be issued by means of incentive stock options is seven million shares. Options may not be granted with an exercise price less than the fair market value of the Common Stock on the grant date; however, in the case of incentive stock options granted to an employee who owns Common Stock representing more than 10% of the voting power of all classes of stock of the Company (“Ten Percent Employee”), incentive stock options may not be granted with an exercise price less than 110% of the Common Stock’s fair market value on the grant date. Options may be exercised by payment of cash, delivery of Common Stock or a combination thereof. No plan participant may be awarded stock options for an aggregate of more than five million shares of Common Stock over a period of any consecutive three calendar years, subject to adjustment for antidilution events.

      Stock Appreciation Rights. The Compensation Committee may grant SARs, which are rights to receive (without payment to the Company) cash, Common Stock, other Company securities or property, or other forms of payment, or any combination thereof, based on the increase in the value of the number of shares of Common Stock specified in the SAR. The number of shares subject to each SAR is determined by the Compensation Committee. Upon exercise of an SAR the holder is entitled to receive, without payment to the Company, the excess of the fair market value at the time of exercise of the shares for which the SAR is exercised over the exercise price. The Compensation Committee is entitled in its discretion to settle the obligation arising out of the exercise of an SAR by the payment of cash, shares of Common Stock or other property, or any combination thereof. An SAR may provide that it will be deemed to have been exercised at the close of business on the business day preceding the expiration date of the SAR or such other date as specified by the Compensation Committee, if at such time the SAR has a positive value.

      Reduction; Transferability. The number of shares of Common Stock subject to an outstanding option or SAR may be reduced on a share-for-share or other appropriate basis, as determined by the Compensation Committee, to the extent that shares under such option or SAR are used to calculate the cash, Common Stock or other form of payment received by the Company pursuant to exercise of any other award that may be attached to such option or SAR. Options and SARs may not be sold, assigned, transferred, pledged or otherwise disposed of except by will or the laws of descent and distribution, and shall be exercisable during the grantee’s lifetime only by that individual.

      Exercise Period. Unless the Compensation Committee determines otherwise, no option or SAR shall be exercisable for at least 12 months after the grant date, unless the grantee ceases employment or performance of services before the expiration of such 12-month period by reason of death, disability, certain retirements or certain terminations without cause or for good reason or in connection with a change in control.

      No option or SAR is exercisable after the expiration of ten years from the grant date, except that no incentive stock option granted to a Ten Percent Employee, or related SAR, is exercisable after the expiration of five years from the grant date.

      Unless otherwise determined by the Compensation Committee or pursuant to an individual’s employment agreement, an option or SAR is only exercisable during the period of the grantee’s employment with the Company or an affiliate and for a period of three months thereafter, except in the case of disability, early, normal or deferred retirement under a qualified retirement program, death or certain terminations, in which case the option or SAR may be exercised for periods beyond such three month period.

      Restricted Stock. The Compensation Committee determines the terms and conditions of any restricted stock grants. Restricted stock generally would have voting and dividend rights during the period of restriction. If a participant who has been in the continuous employment or performance of services for the Company or an affiliate since the date the restricted stock award was granted shall die or terminate employment by reason of disability or early, normal or deferred retirement under a qualified retirement program, the Compensation Committee may determine to cancel any restrictions on the shares of Common Stock subject to the award.

      Performance-Based Awards; Limit on Maximum Amount of Performance-Based Award. The Compensation Committee may require satisfaction of preestablished performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of any Performance Awards which may be granted under the Incentive Plan and which awards may be payable in cash, equity or a combination. If so determined by the Compensation Committee, in order to avoid the limitations on deductibility under Section 162(m) of the Internal Revenue Code, certain specified business criteria may be used by the Compensation Committee in establishing performance goals applicable to Performance Awards to named executive officers or any other executives who may likely be covered employees under Section 162(m).

      At the beginning of each performance period, the Compensation Committee would establish (1) target awards for each participant, (2) the performance goals that must be achieved in order for the participant to actually be paid an award, and (3) a formula for calculating the participant’s award, depending on how actual performance compares to the preestablished performance goals. Each participant’s target award may be expressed as a percentage of his or her base salary as in effect at the date of the establishment of the particular performance goals (provided that any subsequent increase in a participant’s base salary following such date would not be taken into account in determining the award for such participant for such performance period). The period of any performance goal may be one fiscal year or less or more than one fiscal year but not more than five years, depending on the particular performance goal. The Compensation Committee may also set performance goals and targets that differ from participant to participant.

      Performance goals will be selected from one or more of the following performance measures for the Company, determined on a consolidated basis and/or for specified subsidiaries, affiliates or other business units of the Company: (1) revenues or comparable sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) earnings as calculated under any of the measures in (2) above, determined on a per common share basis (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) operating margin or profit margin; and (6) stock price or stockholder return. At the beginning of a performance period, the Compensation Committee may specify that any such performance measures will be calculated before or after extraordinary or non-recurring items, before or after changes in accounting principles or standards, before or after restructuring charges, before or after revenues, operations, earnings or losses on discontinued operations or acquisitions, or before or after payments of awards under the Incentive Plan or other incentive compensation. Specifically, the performance goals applicable to any participant will provide for a targeted level of achievement using one or more of the above measures. The Compensation Committee may set the levels of performance required in connection with performance awards as fixed amounts, goals relative to performance in prior periods, goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Compensation Committee may determine.

      After the end of each performance period, the Compensation Committee will determine the extent to which the performance goals applicable to each participant were achieved. The actual award, if any, for each participant will be determined by applying the performance goal formula to the level of actual performance that was achieved. No award is payable to a participant if the minimum performance level specified by the Compensation Committee at the beginning of the performance period is not achieved. The Compensation Committee retains the discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable to the participant under the applicable performance goal. The Compensation Committee does not have discretion to increase the award.

      Subject to adjustment in accordance with paragraph 15 of the Incentive Plan, for purposes of compliance with Code Section 162(m), no covered employee may be granted a Performance Award for an amount (whether paid in cash, or in shares of Common Stock or other property determined at fair market value at the date of payment, or any combination) valued at greater than the following: (A) if the Performance Award is for a performance period of one year or less, an amount greater than the lesser of ten million dollars or ten times such person’s annual base salary in effect on the date of the commencement of the performance period to which that Performance Award relates, and (B) if the Performance Award is for a performance period of more than one year, an amount in excess of the amount determined under (A) above multiplied by the number of years and fractions of a year comprising the performance period. No performance period may be for a period of more than five years.

      Other Types of Awards. The Compensation Committee may make any other type of award deemed by the Compensation Committee in its discretion to be consistent with the purposes of the Incentive Plan, including awards, options or similar rights granted with respect to unbundled stock units or components thereof, and awards to participants who are foreign nationals or are employed or performing services outside the United States.

      Amendment of Outstanding Awards. Subject to the requirement that the Compensation Committee will not, without shareholder approval, approve any “repricing” of stock options, the terms of any outstanding award may be amended from time to time by the Compensation Committee in its discretion in any manner that it deems appropriate, including acceleration of the date of exercise of any award and/or payment thereunder, provided that no such amendment shall adversely affect in a material manner any right of a participant under the award without the participant’s written consent unless the Compensation Committee determines that (i) there have occurred or are about to occur significant changes in the participant’s position, duties or responsibilities or (ii) significant changes in conditions have or are expected to have a substantial effect on all or any part of the Company or any affiliate, the Incentive Plan or any award thereunder.

      Change in Control. In the event of a change in control (as defined below) of the Company, restrictions on restricted stock awards shall lapse, stock options and SARs shall become immediately exercisable and fully vested, and payment shall be made with respect to performance grants based on the assumption that the specified performance objectives would have been attained by the end of the performance period specified in the award. The effect of a change in control on other awards shall be determined from time to time by the Compensation Committee. Under the Incentive Plan, change in control means (i) the acquisition by any person or persons acting in concert, other than the Company or any of its subsidiaries or Aeon USA or any of its subsidiaries or affiliates (collectively, an Acquiring Person), of beneficial ownership, directly or indirectly, of more than 25% of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company, and no other shareholder is the beneficial owner of a percentage of such securities higher than that held by the Acquiring Person, or (ii) the members of the Incumbent Board (as defined below) no longer constitute a majority of the Board of Directors of the Company. The term Incumbent Board means the Board of Directors as comprised on March 31, 2003 and includes any individual elected thereafter if nominated or approved by at least two-thirds of the then incumbent Board of Directors, unless that individual’s election or nomination was approved as a result of either an actual or threatened election contest or proxy contest, and also excluding any individual who is an affiliate, associate or designee of an Acquiring Person having or proposing to acquire beneficial ownership, directly or indirectly, of more than 10% of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors.

      Adjustment. In the event of any change in the Company’s outstanding Common Stock by reason of a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, sale of all or part of the Company’s assets, a distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, and if the Compensation Committee determines that such change equitably requires adjustment in the terms of any award or the number of shares of Common Stock available for awards, the Compensation Committee may make such adjustment.

Federal Income Tax Implications

      The following is a brief description of the federal income tax consequences generally arising under present law with respect to awards that may be granted under the Incentive Plan.

      The grant of an option (including a stock-based award in the nature of a purchase right) or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an incentive stock option (“ISO”), except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash received.

      Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods (which generally require that the stock acquired upon exercise of an ISO be held until the later of two years from the date of grant of the option, or one year from the date of exercise of the option), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Any additional amounts received will be treated as long or short term capital gain. If the ISO holding periods are satisfied, then a participant’s disposition of shares acquired upon the exercise of such option generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, the tax “basis” is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

      The Company generally will be entitled to a deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

      With respect to other awards granted under the Incentive Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property, rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she will not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

      Compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Section 162(m) of the Code, and therefore remains fully deductible by the company that pays it. Under the Incentive Plan, options granted with an exercise price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and awards which are conditioned upon achievement of performance goals may be, intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the Incentive Plan will be fully deductible under all circumstances.

      The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the Incentive Plan. This discussion is intended to assist shareholders in considering how to vote at the Annual Meeting and not as tax guidance to participants in the Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply in the case of variations permitted under the Incentive Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected Deloitte & Touche LLP as the Company’s independent auditors to make an examination of the accounts of the Company for the 2003 fiscal year. Deloitte & Touche LLP has served as the Company’s independent auditors since 1988. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

      The fees billed for services rendered by Deloitte & Touche LLP and its affiliates (collectively “Deloitte & Touche”) for fiscal 2002 were as follows:

Audit fees	$815,700

Financial information systems design and implementation fees	—

All other fees	$270,544

      The aggregate fees billed by Deloitte & Touche for services rendered to the Company as “All other fees” represent (1) $40,000 of fees billed for employee benefit plan audits, (2) $177,369 of fees billed for tax planning and advisory services and (3) $53,175 of fees billed for license renewal for tax return preparation software and related charges.

      The Audit Committee has considered whether the provision of the services covered under “All other fees” above is compatible with maintaining Deloitte & Touche LLP’s independence.

      Ratification of the appointment of the independent auditors for fiscal 2003 requires the affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions would have the same effect as a vote against ratification.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      Any proposal of a shareholder intended to be presented at the Company’s 2004 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company’s proxy statement, notice of meeting and proxy relating to the 2004 Annual Meeting, not later than December 24, 2003.

      The Company’s Bylaws establish an advance written notice procedure for shareholders seeking to nominate candidates for election as directors at any annual meeting of shareholders, or to bring business before an annual meeting of shareholders of the Company. The Bylaws provide that only persons who are nominated by or at the direction of the Board, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible to be considered for election as directors of the Company. The Bylaws also provide that at any meeting of shareholders only such business may be conducted as has been brought before the meeting by or at the direction of the Board or, in the case of an annual meeting of shareholders, by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder’s intention to bring such business before the meeting. Under the Bylaws, for any such shareholder notice to be timely, such notice must be received by the Company in writing not less than 60 days nor more than 90 days prior to the meeting, or in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, to be timely, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Under the Bylaws, a shareholder’s notice must also contain certain information specified in the Bylaws.

      Shareholders, upon written request to the Investor Relations Department of the Company, One Talbots Drive, Hingham, Massachusetts 02043, may receive, without charge, a copy of the Company’s Annual Report on Form 10-K, including the financial statements, financial statement schedules and list of exhibits, required to be filed with the SEC for the 2002 fiscal year. The Company’s Annual Report on Form 10-K is also available without charge through the Company’s website, www.talbots.com.

OTHER MATTERS

      As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

Exhibit A

The Talbots, Inc.

2003 Executive Stock Based Incentive Plan

      1.     Purpose. The purpose of the 2003 Executive Stock Based Incentive Plan (the “Plan”) is to advance the interests of The Talbots, Inc. and its subsidiaries (the “Company”) and its shareholders by providing incentives to certain key employees of the Company and its affiliates and to certain other key individuals who perform services for these entities, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates. When used in this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

      2.     Administration.

      (a) The Plan shall be administered solely by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan; provided that if at any time Rule 16b-3 or any successor rule (“Rule 16b-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion. The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3.

      (b) The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the key employees and other key individuals to be granted awards under the Plan (“Awards”), to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and to prescribe the form of the instruments embodying Awards made under the Plan.

      (c) The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan (including, but not limited to, vesting requirements, if any), and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall be within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

      (d) The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates.

      3.     Participation.

      (a) Participants. Consistent with the purpose of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key employees and other key individuals performing the services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company or any of its Affiliates shall be eligible to receive an Award under the Plan.

      (b) Affiliates. If an Affiliate of the Company wishes to participate in the Plan and its participation shall have been approved by the Board upon the recommendation of the Committee, the board of directors or other governing body of the Affiliate shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Affiliate in the Plan with respect to its key employees or other key individuals performing services for it. As used herein, the term Affiliate means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee in its discretion. An Affiliate participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Affiliate’s board of directors or other governing body taking such action. If the participation in the Plan of an Affiliate shall terminate, such termination shall not relieve it of any obligations incurred by it under the Plan, except as may be approved by the Committee.

      4.     Awards under the Plan.

      (a) Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Awards and (v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to stock units and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States.) Stock Options, which include Nonqualified Stock Options and Incentive Stock Options or combinations thereof, are rights to purchase common shares of the Company having a par value of $0.01 per share and stock of any other class into which such shares may thereafter be changed (the “Common Shares”). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (“Other Company Securities”) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Awards are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

      (b) Shares Subject to Plan. The Common Shares for which Awards may be granted under the Plan shall be subject to the following:

(i) The Common Shares or Other Company Securities with respect to which Awards may be made under the Plan shall be shares authorized but unissued, or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(ii) Subject to the following provisions of this subparagraph 4(b) and subject to the provisions of Paragraph 15(a), the maximum number of Common Shares that may be delivered to participants and their beneficiaries under the Plan shall be not more than the sum of: (a) 7,000,000 Common Shares; and (b) any unissued Common Shares available for future awards under the 1993 Equity Stock Based Incentive Plan (the “Prior Plan”) as of the effective date of this Plan; and (c) any Common Shares that are represented by awards granted under the Prior Plan which are forfeited, expire or are cancelled without delivery of Common Shares, or which are repurchased upon exercise of a repurchase option under the Prior Plan, or which are used, in whole or in part, to satisfy applicable tax withholding in connection with an award under the Prior Plan, or which otherwise result in the forfeiture, transfer or delivery back to the Company of Common Shares under the Prior Plan.

(iii) To the extent any Common Shares covered by an Award are not delivered to a participant or beneficiary because the Award is forfeited or cancelled, or the shares issued under an Award under this Plan or an award under the Prior Plan are repurchased by the Company upon exercise of a repurchase option, or the Common Shares are not delivered because the Award under this Plan or an award under the Prior Plan is used, in whole or in part, to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan.

(iv) If the exercise price of any Stock Option is satisfied by tendering Common Shares to the Company (either by actual delivery or by attestation), only the number of Common Shares issued net of the Common Shares tendered shall be deemed delivered for purposes of determining the maximum number of Common Shares available for delivery under the Plan.

(v) Subject to Paragraph 15(a) hereof, the following additional maximums are imposed under the Plan:

(A) The maximum number of Common Shares that may be issued by means of Stock Options intended to be Incentive Stock Options shall be equal to the number of shares available for Awards under subparagraph 4(b)(ii)(a) above; and

(B) No participant may be granted Stock Options covering in the aggregate more than five million Common Shares in a period of any three (3) consecutive calendar years.

      For purposes of this Paragraph 4(b), Other Company Securities shall be counted against the maximum number of Common Shares as required by Rule 16b-3.

      (c) Rights with respect to Common Shares and Other Securities.

      (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period or the earlier repurchase of such Common Shares as herein provided, ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the Company or capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award is made to issue Common Shares in the future, shall have no rights as a shareholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

      (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Awards or any other Award is made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

      5.     Stock Options. The Committee may grant Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Awards or other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or its parent or subsidiary corporation. Each Stock Option (referred to herein as an “Option”) granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

(a) The Option price may be equal to or greater than the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee; provided, however, that in the case of an Incentive Stock Option granted to such an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of its parent or subsidiary (a “Ten Percent Employee”), such Option price shall not be less than 110% of such fair market value at the time the Option is granted; but in no event will such Option price be less than the par value of such Common Shares.

(b) The payment of the Option price of an Option granted under this Paragraph 5 shall be subject to the following:

(i) The Option price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, Common Shares valued at fair market value as of the date of exercise, or in any combination thereof; and

(ii) To the extent permitted by applicable law, the participant shall have the right to elect to pay the Option price upon the exercise of an Option by irrevocably authorizing a third party to sell Common Shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds against delivery of the shares underlying the Option exercise to pay the entire Option price and any tax withholding resulting from such exercise.

(c) The Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option, or to the extent that any other Award granted in conjunction with such Option is paid.

(d) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee’s lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least twelve months after the date of grant, unless the grantee ceases employment or performance of service before the expiration of such twelve-month period by reason of disability as defined in Paragraph 12 or death.

(e) The Option shall not be exercisable:

(i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Option, after the expiration of ten years from the date it is granted. Any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;

(ii) unless payment is made for the shares being acquired upon exercise in accordance with Paragraph 5(b); and

(iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending no later than the date which is (unless otherwise determined by the Committee or unless otherwise expressly set forth in the participant’s written employment agreement with the Company) three months prior to the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 425(a) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the Code), is applicable, except that:

(A) in the case of any Nonqualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, the participant may, during such period of Related Employment, exercise the Nonqualified Stock Option as if the participant continued such employment or performance of service; or

(B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such other period determined by the Committee or as otherwise expressly set forth in the participant’s written employment agreement with the Company) after the date the participant ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which the participant could have exercised the Option on the date the participant ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

(C) if any person to whom an Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee or as otherwise expressly set forth in the participant’s written employment agreement with the Company) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death, or with respect to such greater number of shares as determined by the Committee.

(D) in the case of any Nonqualified Stock Option, if such person shall cease such employment or performance of services by reason of his termination without “cause” (as such term is defined in the employment agreement then in effect between the Company and such person, or if there exists no such employment agreement or no such defined term in any such employment agreement, then as determined by the Committee in good faith) by the Company or an Affiliate while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such other period determined by the Committee or as otherwise expressly set forth in the participant’s written employment agreement with the Company) after the date the participant ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any share as to which the participant could have exercised the Option on the date the participant ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee.

(f) In the case of an Incentive Stock Option, the amount of aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all such plans of the employer corporation and its parent and subsidiary corporations) shall not exceed an amount to be determined by the Committee.

(g) It is the intent of the Company that the Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

      6.     Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Awards or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

(a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

(b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantees’ lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least twelve months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such twelve-month period by reason of disability as defined in Paragraph 12 or death.

(c) The Award of Stock Appreciation Rights shall not be exercisable:

(i) in the case of any Award of Stock Appreciation Rights that are attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Committee may establish;

(ii) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

(iii) unless the person exercising the Award of Stock Appreciation Rights has been at all times during the period beginning with the date of the grant thereof and ending no later than the date which is three months prior to the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, except that:

(A) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, the participant may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if the participant continued such employment or performance of services; or

(B) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 12 or early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date the participant ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the participant could have exercised the Award of Stock Appreciation Rights on the date the participant ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

(C) if any person to whom an Award of Stock Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

(D) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease such employment or performance of services by reason of termination without “cause” (as such term is defined in the employment agreement then in effect between the Company and such person, or if there exists no such employment agreement or no such defined term in any such employment agreement, then as determined by the Committee in good faith) by the Company or an Affiliate while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person, at any time within three years (or such other shorter period as may be determined by the Committee in its discretion or as may be expressly set forth in any such employment agreement) after the date the participant ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), may exercise the Award of Stock Appreciation Rights with respect to any share as to which the participant could have exercised the Award of Stock Appreciation Rights on the date the participant ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee.

(d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(c)(iii)(C) hereof) to exercise such Award or to surrender unexercised the Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefor, without payment to the Company, that number of Common Shares that have an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or Option price, as the case may be) per share, times the number of shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

(e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the released Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(d) hereof.

(f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

      7.     Restricted Stock. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

(a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b) Common Shares issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee, for such period as the Committee shall determine, from the date on which the Award is granted (the “Restricted Period”). The Company will have the option to repurchase (“Repurchase Option”) the shares subject to the Award at such price as the Committee shall have fixed, in its discretion, when the Award was made or amended thereafter, which Repurchase Option will be exercisable (i) if the participant’s continuous employment or performance of services for the Company and its Affiliates shall terminate for any reason, except solely by reason of a period of Related Employment as defined in Paragraph 14, or except as otherwise provided in subparagraph 7(c), prior to the expiration of the Restricted Period, (ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such Repurchase Option, the participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such shares, or (iii) under such other circumstances as determined by the Committee in its discretion. Such Repurchase Option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made or as amended thereafter. Each certificate for Common Shares issued pursuant to a Restricted Stock Award shall bear an appropriate legend referring to the foregoing Repurchase Option and other restrictions and to the fact that the shares are partly paid, shall be deposited by the Award holder with the Company, together with a stock power endorsed in blank, or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such Common Shares in contravention of the foregoing Repurchase Option shall be null and void and without effect. If Common Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the Repurchase Option, the participant, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Common Shares awarded to the participant, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company. If the Repurchase Option is not exercised by the Company, such Repurchase Option and the restrictions imposed pursuant to the first sentence of this subparagraph 7(b) shall terminate and be of no further force and effect.

(c) If a participant who has been in continuous employment or performance of services for the Company or an Affiliate since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 12 or by reason of early, normal or deferred retirement under a qualified retirement program of the Company or an Affiliate (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose), and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel the Repurchase Option (and any and all other restrictions) on any or all of the Common Shares subject to such Award; and the Repurchase Option shall become exercisable at such time as to the remaining shares, if any.

      8.     Performance Awards.

      (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Paragraph 8. Performance Awards may be denominated as a cash amount, number of Common Shares, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any

Award subject to performance conditions, except as limited under Section 8(b) in the case of a Performance Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code (“Code Section 162(m)”).

      (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to a participant who is designated by the Committee as likely to be a “covered employee” under Code Section 162(m) (“Covered Employee”) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Paragraph 8(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Paragraph 8(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and the regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one participant or to different participants.

(ii) Business Criteria. One or more of the following performance measures for the Company, determined on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues or comparable sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items; (3) earnings as calculated under any of the measures in (2) above, determined on a per common share basis (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) operating margin or profit margin; and (6) stock price or shareholder return. The Compensation Committee may specify that any such performance measures will be calculated before or after extraordinary or nonrecurring items, before or after changes in accounting principles or standards, before or after restructuring charges, before or after revenues, operations, earnings or losses of discontinued operations or acquisitions, or before or after Awards under this Plan or other incentive compensation. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Paragraph 8(b)(ii)

during the given performance period, as specified by the Committee in accordance with Paragraph 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Limitation on Award Amount; Other Terms. Settlement of such Performance Awards shall be in cash, Common Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Paragraph 8(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the participant or other event (including a Change in Control Event) prior to the end of a performance period or settlement of such Performance Awards. However, subject to adjustment in accordance with Paragraph 15 hereof, no Covered Employee may be granted a Performance Award under this Paragraph 8(b) for an amount (whether payable in cash, or in Common Shares or other property determined at fair market value at the date of payment, or any combination) greater than the following limitation: (A) if the Award is for performance over a period of one year or less, such Performance Award shall not be for an amount greater than the lesser of $10 million or ten times such person’s annual base salary in effect as of the date of the commencement of the performance period and (B) if the Award is for a performance period of more than one fiscal year, such Performance Award shall not be for an amount in excess of the amount determined under (A) above multiplied by the number of years and fractions of a year comprising the performance period.

      (c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Performance Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied.

      9.     Deferral of Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant’s salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:

(i) forfeited to the Company or to other participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company and its Affiliates),

(ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

(iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

      10.     Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

      11.     Amendment of Awards Under the Plan. (a) Subject to subparagraph (b) below, the terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/ benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan.

      (b) Without the approval of shareholders, the Committee will not amend or replace previously granted stock options in a transaction that constitutes a “repricing,” as such term is used in Instruction 3 to Item 402(b)(2)(iv) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

      12.     Disability. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle such person to payment of monthly disability benefits under the long term disability benefit plan of the Company then in effect, or, if the participant is not eligible under such plan, under any similar disability plan of the Company or an Affiliate in which such person is a participant. If the participant is not eligible for benefits under any disability plan of the Company or an Affiliate in which such person is a participant, the participant shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle the participant to benefits under the Company’s long term disability benefit plan if eligible therefor.

      13.     Termination of a Participant. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with or the performance of services for the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence, shall not be deemed such a termination.

      14.     Related Employment. For the purposes of this Plan, Related Employment shall mean the employment or performance of services by an individual for an employer that is neither the Company nor an Affiliate, provided that (i) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate, (ii) immediately prior to an undertaking of such employment or performance of services, the individual was employed by or performing services for the Company or an Affiliate or was engaged in Related Employment as herein defined and (iii) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment for purposes of this Paragraph 14. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability has occurred while the individual was employed by or performing services for the Company or an Affiliate.

      15.     Dilution and Other Adjustments; Change in Control.

      (a) In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires the adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

      (b) With respect to Restricted Stock Awards, restrictions on said Restricted Stock Awards shall lapse upon a Change in Control Event. With respect to Stock Options and Stock Appreciation Rights, Stock Options and Stock Appreciation Rights shall become immediately exercisable and fully vested upon a Change in Control Event. With respect to Performance Awards, upon a Change in Control Event, payment shall be made with respect to a Performance Award based on the assumption that the performance achievement specified in the Award would have been attained by the end of the performance cycle. With respect to all other Awards, the effect of a Change in Control Event thereon shall be as determined from time to time by the Committee. For purposes of this Plan, a Change in Control Event shall mean: (i) the acquisition (including as a result of a merger) by any person (as such term is used in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act, or persons acting in concert (which for purposes of this Plan shall include two or more persons voting together on a consistent basis pursuant to an agreement or understanding between them to act in concert and/or as a group within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its subsidiaries, or AEON (U.S.A.), Inc. or any of its subsidiaries or affiliates (as such term is defined in Rule 12b-2 under the Exchange Act) (collectively, an “Acquiring Person”), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25 percent of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company, and no other shareholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of a percentage of such securities higher than that held by the Acquiring Person; or (ii) individuals, who, as of March 31, 2003, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to March 31, 2003, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company and further excluding any individual who is an affiliate, associate (as such terms are defined in Rule 12b-2 under the Exchange Act) or designee of an Acquiring Person having or proposing to acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 10 percent of the combined voting power of the then outstanding securities of the Company entitled to then vote generally in the election of directors of the Company.

      16.     Designation of Beneficiary by Participant. A participant may name a beneficiary to receive any payment in which the participant may be entitled in respect of any Award under the Plan in the event of death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of a beneficiary under the Plan (to the extent it is valid and enforceable under the applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant’s beneficiary, such payment will be made to the legal representative of the participant’s estate, and the term beneficiary as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.

      17.     Financial Assistance. If the Committee determines that such action is advisable, the Company may assist any person (other than an executive officer of the Company as defined in Rule 3b-7 of the Exchange Act or a director of the Company) to whom an Award has been granted in obtaining financing from the Company or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company or an Affiliate, a guarantee of the obligation by the Company or an Affiliate, or the maintenance by the Company or an Affiliate of deposits with such bank or third party. The Committee shall grant no financial assistance in violation of the provisions of the Exchange Act.

      18.     Miscellaneous Provisions.

      (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of service by any participant at any time and for any reason is specifically reserved.

      (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

      (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, a participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant’s lifetime only by the participant.

      (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

      (e) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

      (f) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, each participant (or any beneficiary or person entitled to act) shall have the right to authorize the Company to withhold, or to surrender to the Company, on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes.

      (g) The expenses of the Plan shall be borne by the Company. However, if an Award is made to an individual employed by or performing services for an Affiliate,

(i) if such Award results in payment of cash to the participant, such Affiliate shall pay to the Company an amount equal to such cash payment; and

(ii) if the Award results in the issuance by the Company to the participant of Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, such Affiliate shall pay to the Company an amount equal to the fair market value thereof, as determined by the Committee, on the date such shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, are issued (or, in the case of the issuance of Restricted Stock or of Common Shares, Other Company Securities or property, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Common Shares, Other Company Securities or property, other securities or property or other forms of payment, or any combination thereof.

      (h) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

      (i) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

      (j) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof as of any specific time shall mean such value as determined by the Committee, in good faith, in accordance with applicable law.

      (k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

      (l) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the Commonwealth of Massachusetts.

      19.     Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act, with other applicable law, or with applicable requirements of any national securities exchange or national securities market on which the Common Shares are listed. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant’s written consent, except as permitted under Paragraph 11.

      20.     Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating the Plan; or

(b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 22 hereof; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.

      21.     Registration Rights. The Company covenants and agrees as follows:

(a) Definitions. For purposes of this Paragraph 21:

(i) the term register, registered, and registration refer to a registration effected by filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

(ii) the term Registrable Securities means any Common Shares issuable pursuant to the grant of Restricted Stock or pursuant to the exercise of Stock Options.

(iii) the term Form S-8 means such form under the Securities Act as in effect on the date hereof or any successor registration statement form under the Act subsequently adopted by the Securities and Exchange Commission (the SEC) which permits inclusion or incorporation of substantial information by reference or other documents filed by the Company with the SEC to the same extent as Form S-8 on the date hereof.

(b) Form S-8 Registration. The Company shall use its best efforts to effect as soon as practicable the registration on Form S-8 of all Common Shares or Other Company Securities issuable pursuant to this Plan including any such securities issuable pursuant to awards of Restricted Stock or pursuant to exercise of Stock Options granted hereunder, and in connection with such registration, the Company shall, as expeditiously as reasonably practicable:

(i) Prepare and file with the SEC within 180 days of the approval of this Plan by the Company’s shareholders, a Form S-8 registration statement with respect to the Registrable Securities, and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective until the earlier to occur of (A) the issuance of all shares authorized for issuance hereunder, or (B) the exercise in full of all Stock Options and SARs awarded hereunder which shall have been outstanding on the date this Plan shall terminate, or (C) the expiration of the unexercised portion of all Stock Options and SARs awarded hereunder which shall have been outstanding on the date this Plan shall terminate.

(ii) Prepare and file with the SEC such amendments and supplements and appendices to such registration statement and to amend and supplement the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the grant of the issuance of the Registrable Securities covered by such registration statement.

(iii) Prepare and file with the New York Stock Exchange, Inc. (the “Exchange”) an additional listing application for the listing, upon official notice of issuance, of such Registrable Securities for trading on the Exchange and use its best efforts to cause such additional listing application to be approved by the Exchange.

(c) Expenses. All expenses incurred in connection with the registration, filings and listing application described in clause (b) of this Paragraph 21 shall be borne by the Company, including (without limitation) all registration and filing fees, printers, and accounting fees, and fees and disbursements for counsel for the Company.

      22.     Stockholder Approval. The Plan shall be submitted to the shareholders of the Company for their approval at the 2003 annual meeting of shareholders of the Company or at any adjournment or postponement thereof. The Plan shall not be effective unless the Plan has been so approved.

1247-PS-03

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone

1.	Log on to the Internet and go to		1.	Call toll-free
	http://www.eproxyvote.com/tlb	OR		1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above		2.	Enter your Voter Control Number listed above and
	and follow the easy steps outlined on the secured			follow the easy recorded instructions.
	website.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTLB11

☒	Please mark votes as in this example

1.	ELECTION OF DIRECTORS

To elect the following Nominees as Directors:
Nominees: (01) Arnold B. Zetcher, (02) Toshiji Tokiwa,
(03) Peter B. Hamilton, (04) Elizabeth T. Kennan, (05) Yoichi Kimura,
(06) Motoya Okada, (07) Susan M. Swain and (08) Isao Tsuruta

	FOR			WITHHELD
	ALL	☐	☐	FROM ALL
	NOMINEES			NOMINEES

☐
For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE 2003 EXECUTIVE STOCK BASED INCENTIVE PLAN	☐	☐	☐
To approve the adoption of the 2003 Executive Stock Based Incentive Plan.

		FOR	AGAINST	ABSTAIN
3.	RATIFICATION OF THE APPOINTMENT OF AUDITORS	☐	☐	☐
To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2003 fiscal year.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

(Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature:	Date:

Signature:	Date:

COMPANY HIGHLIGHTS DURING FISCAL 2002

•	Company net sales for fiscal 2002 decreased 1.1% to $1,595.3 million. Comparable store sales decreased 6.6% and catalog sales decreased 7.2% from 2001.

•	During the fiscal year, the Company opened 92 new stores, closed six and circulated approximately 49.8 million catalogs.

•	During the fiscal year, the Company repurchased $101.5 million of its common stock.

•	Earnings per diluted share for fiscal 2002 increased to $2.01 per share.

•	The Company increased its quarterly dividend from $0.08 to $0.09 per share.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTLB12

PROXY

THE TALBOTS, INC. ANNUAL MEETING OF SHAREHOLDERS

May 22, 2003

This Proxy is Solicited on Behalf of the Board of Directors of The Talbots, Inc.

     The undersigned hereby appoints Edward L. Larsen, Stuart M. Stolper, and Richard T. O’Connell, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of The Talbots, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the World Trade Center Boston, 200 Seaport Boulevard, Boston, Massachusetts on May 22, 2003, at 10:00 a.m., and at any adjournment or postponement of such meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE VOTE PROMPTLY.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE